Exhibit 99.1

Zion Oil & Gas Extends Its Senior Convertible Bond Rights Offering

Dallas, Texas and Caesarea, Israel – January 14, 2016 – Zion Oil & Gas, Inc. (NASDAQ GM: ZN) today announced that it is extending its 10% Convertible Bond Subscription Rights Offering from the current expiration date of January 15, 2016 to March 31, 2016. The offering is being extended, for among other reasons, to afford Zion’s shareholders sufficient time to adequately and thoughtfully consider the offering. The Company has received numerous complaints from shareholders who hold through brokers that they have not received offering materials from their brokers in a timely fashion.

Zion currently holds one active petroleum exploration license onshore Israel, the Megiddo-Jezreel License, a large area of about 99,000 acres south and west of the Sea of Galilee that includes the Jezreel and Megiddo valleys. We continue our exploration focus here as this area appears to possess the key geologic ingredients of an active petroleum system. The Company has selected the specific drill pad location from which to drill our next exploration well(s). The Drilling Request and Environmental Impact Assessment have been approved unanimously by Israel’s Northern District Committee in Nazareth for our first exploratory well. Assuming no further regulatory or weather delays, we plan to begin drill site construction in February and it should take 30-45 days to complete. Zion plans to start drilling the Megiddo-Jezreel #1 well in March-April of 2016 to an ultimate depth of approximately 15,000 feet.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or purchase would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state. The offer of the Senior Convertible Bond issuable upon exercise of the rights is made only by means of the prospectus supplement dated October, 21, 2015, as subsequently amended, filed with the SEC, and related documents. A copy of the prospectus may be obtained, free of charge, on the SEC website at www.sec.gov, or by contacting us at info@zionoil.com or by calling at 888-891-9466. Before you invest, you should carefully read the prospectus and other documents Zion has filed with the SEC for more complete information about Zion and the rights offering.

Forward Looking Statements

This press release contains statements that may be deemed to be “forward-looking statements” under federal securities laws. Any forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, our ability to raise additional capital to fund our drilling program, our success in obtaining all needed regulatory approvals for the drill site, entering into drilling agreements, changes in economic conditions generally and the oil & gas industry specifically, changes in technology, legislative or regulatory changes , and other risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in the Company’s other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact:

Zion Oil & Gas, Inc.

6510 Abrams Rd., Suite 300

Dallas, TX 75231

Brittany Martin

Telephone: 214-221-4610

Email: info@zionoil.com

www.zionoil.com